SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 1996



                              URT INDUSTRIES, INC.
             (Exact Name of Registrant as specified in its charter)

          Florida                           0-6882               59-1167907
(State or other jurisdiction of          (Commission         (I.R.S. Employer
incorporation or organization)            File No.)         Identification No.)

           1180 East Hallandale Beach Blvd., Hallandale, Florida    33009
               (Address of principal executive offices)           (Zip Code)


       Registrant's Telephone number, including area code: (954) 454-5554



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5

     The registrant's Annual Report on Form 10-K for the fiscal year ended March 30, 1996 had been scheduled to be filed on or before June 28, 1996. The registrant filed a Form 12b-25 (Notification of Late Filing) on June 27, 1996 in which it indicated, among other matters, (i) that the registrant was prevented from completing and filing such Form 10-K on a timely basis by reason of the volume of filings and other work required in connection with the voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code which had been filed by the registrant's 87% owned operating subsidiary, Peaches Entertainment Corporation ("PEC"), and the Plan of Reorganization which was scheduled to be filed by PEC on July 15, 1996; and (ii) that the registrant intended to make such Form 10-K filing within the 15 calendar days contemplated by such Form 12b-25 and Rule 12b-25 of the Securities Exchange Act of 1934. The registrant has since determined that it will not be able to file such Form 10-K within such 15 day period because such Plan of Reorganization will not be completed by July 15, 1996. Management presently anticipates that such Plan of Reorganization will be finalized by August 5, 1996 and that the certified financial statements and Form 10-K for the fiscal year ended March 30, 1996 will be filed by July 30, 1996.

     As indicated in the Form 12b-25 filed on June 27, 1996, a significant adverse change in results of operations from the previous fiscal year will be reflected by the consolidated earnings statement which will be included in the Form 10-K for the fiscal year ended March 30, 1996, when filed. Such change is the result of various factors including the decline in sales associated with the closing of 6 of PEC's 19 stores during such fiscal year, the filing by PEC for relief


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under Chapter 11 of the U.S. Bankruptcy Code on January 16, 1996 and other circumstances pertaining to such bankruptcy filing and its effect on PEC's business. As a result of such developments, management estimates that compared to the registrant's previous fiscal year, the financial statements for the fiscal year ended March 30, 1996 which will be incorporated in the subject filing will reflect, among other changes, an approximately 27% decrease in net sales, an approximately 39% increase in net loss and an approximately 27% reduction of shareholders' equity. However, because of the relief which management expects PEC to receive under Chapter 11 of the U.S. Bankruptcy Code including, without limitation, the termination of certain unfavorable leases and other executory agreements with which PEC was encumbered, management expects that PEC will be able to emerge from bankruptcy and thereafter continue operations without such burdensome obligations.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  URT INDUSTRIES, INC.
                                         ---------------------------------------
                                                      Registrant



                                          By:       /s/ Allan Wolk
                                         ---------------------------------------
                                                 Chairman and President

Date: July 10, 1996